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                           EXHIBIT 5

January 10, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE: Rochester Telephone Corporation
         Registration Statement on Form S-8

Ladies and Gentlemen:

I am a Managing Attorney in the Legal Department of Rochester Telephone Corporation (the "Company") and have acted on behalf of the Company in connection with its Registration Statement on Form S-8 to register under the Securities Act of 1933, as amended, interests in the Employees' Retirement Savings Plan (the "Plan") as well as 1,250,000 shares of Common Stock of the Company to be sold pursuant to the Plan.

I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with rendering this opinion.

Based on the foregoing, I am of the opinion that the interests in the Plan described in the Registration Statement have been duly authorized by the Company for issuance to eligible employees of the Company and its subsidiaries.

I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement on Form S-8 and any reference to me contained therein.

Very truly yours,


/s/ John T. Pattison

John T. Pattison
Managing Attorney

(31ED)